October 21, 2020 Landstar System, Inc. Earnings Conference Call Third Quarter 2020 Date Published: 10/21/2020 Exhibit 99.2

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements made during this presentation that are not based on historical facts are “forward looking statements.” During this presentation, I may make certain statements, containing forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Such statements are by nature subject to uncertainties and risks, including but not limited to: the impact of the coronavirus (COVID-19) pandemic and the operational, financial and legal risks detailed in Landstar’s Form 10-K for the 2019 fiscal year, described in the section Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements. In this slide presentation, the Company provides the following information that may be deemed a non-GAAP financial measure: operating margin in the 2020 year-to-date period, excluding the impact of pandemic relief incentive payments. Management believes that it is appropriate to present this financial information for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making. Date Published: 10/21/2020

Model Definition Landstar is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third party capacity providers and employees. Date Published: 10/21/2020

The Network Landstar Employees Approx. 1,300 Agents Approx. 1,200 Customers 25,000+ Capacity 65,000+ 2019 Results $4.1 billion in revenue 2.1 million loadings 555 million dollar agents 10,243 BCO trucks (2019 year-end) 56,317 Carriers (2019 year-end) 17,000+ Trailers (2019 year-end) Date Published: 10/21/2020

Percentage of Revenue 3Q19 3Q20 Truck Transportation Truckload Van equipment 57% 61% Unsided/platform equipment 33% 29% Less-than-truckload 3% 2% Rail intermodal 3% 3% Ocean and air cargo 3% 3% Transportation Management Services Date Published: 10/21/2020

Percentage change in rate is calculated on a revenue per load basis. Percentage change in volume is calculated on the number of loads hauled. Revenue ($’s in thousands) Date Published: 10/21/2020 Quarter Year-to-Date

Van Equipment Unsided/Platform Equipment Truckload Loadings and Revenue per Load (Excludes LTL) Date Published: 10/21/2020

As a Percentage of Transportation Revenue 3Q19 3Q20 Quarter over Prior Year Quarter Growth Consumer Durables 24.6 25.5 11% Machinery 14.9 12.1 -12% Building Products 9.1 9.8 15% AA&E, Hazmat 8.9 9.0 9% Automotive 7.0 7.7 17% Foodstuffs 4.2 4.9 26% Metals 5.8 4.8 -12% Energy 3.9 2.7 -26% Other 21.6 23.5 17% Transportation Revenue 100.0 100.0 7% Industries Served Date Published: 10/21/2020

15.1% 14.8% Gross profit equals revenue less the cost of purchased transportation and commissions to agents. Gross profit margin equals gross profit divided by revenue. Revenue on transactions with a fixed gross profit margin was 51% and 52% of revenue in the 2019 and 2020 year-to-date periods, respectively, and 52% and 51% of revenue in the 2019 and 2020 third quarters, respectively. Includes the impact of approximately $12.6 million related to BCO and agent pandemic relief incentive payments made in April and May 2020. The Company paid both the hauling BCO and agent dispatching the load an extra $50 for each BCO load delivered during these months. Gross Profit (1) and Gross Profit Margin (2) ($’s in thousands) Date Published: 10/21/2020 Quarter Year-to-Date (4) 15.1% 14.7%

Operating margin equals operating income divided by gross profit. Excluding the impact of the $12.6 million of pandemic relief incentive payments from the 2020 year-to-date period, operating margin was 42.2% in the 2020 year-to-date period. Operating Income and Operating Margin (1) ($’s in thousands) Date Published: 10/21/2020 Quarter Year-to-Date 46.3% 51.2% 49.8% 10 40.4%

Date Published: 10/21/2020 Truck Capacity Data (All information is provided as of the end of the period) Sep 28, Dec 28, Sep 26, 2019 (2) 2019 2020 (2) BCO Independent Contractors 9,738 9,554 9,866 Truck Brokerage Carriers: Approved and Active (1) 39,963 39,497 41,246 Other Approved 16,984 16,820 22,181 56,947 56,317 63,247 Total Available Truck Capacity Providers 66,685 65,871 73,293 Trucks Provided by BCO Independent Contractors 10,441 10,243 10,571 (1) Active refers to truck brokerage carriers who hauled freight for Landstar in the 180 day period immediately preceding the period end. (2) Fuel surcharges billed to customers on freight hauled by BCO Independent Contractors, which are paid 100% to the BCO and excluded from revenue, and the cost of purchased transportation were $127.7 million and $170.1 million in the 2020 and 2019 year-to- date periods, respectively, and $40.1 million and $56.3 million in the 2020 and 2019 third quarters, respectively.

Net cash is defined as cash and cash equivalents plus short term investments less outstanding debt. Capital expenditures includes cash capital expenditures of $25.4 million and approximately $2.8 million for the acquisition of a business during the 2020 year-to-date period. Date Published: 10/21/2020 Key Balance Sheet and Cash Flow Statistics ($’s in thousands)

Free Cash Flow (1) , Stock Purchases and Dividends Date Published: 10/21/2020 (In Thousands) (1) Free cash flow is defined as cash flow from operations less capital expenditures, each set forth on the prior slide.

Date Published: 10/21/2020